EXHIBIT 10.24

FIRST AMENDMENT TO STANDARD INDUSTRIAL NET LEASE

This Amendment, dated May 6, 2010 for reference purposes only, is made to that Standard Industrial Net Lease by and between SORRENTO SQUARE, a California limited partnership (“Landlord”) and MABVAX THERAPEUTICS, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A.	Landlord and Tenant have heretofore entered into that certain Standard Industrial Net Lease dated May 23, 2008, (the “Lease”) for the lease of the premises described as Suites 19A & 20 located at 11588 Sorrento Valley Road, San Diego, California, 92121 containing approximately 3,595 Rentable Square Feet.

B.	The Lease currently expires July 31, 2010. Landlord and Tenant desire to provide for Tenant to surrender a 1,095 Rentable Square Foot portion of the Premises described as Suites 19A after the Expiration of the current Lease and expand the Premises to add Suite 21, containing approximately 2,440 Rentable Square Feet. As of August 1, 2010, the Premises shall consist of 4,940 Rentable Square Feet.

C.	Landlord and Tenant further desire to modify the Minimum Monthly Rent, Tenants Pro Rata Share of Operating Costs and Parking Spaces, and Security Deposit to reflect the change in the Premises described in Recital B.

D.	Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

E.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of this is hereby acknowledged, the Lease is hereby amended as follows:

1. Revision and Expansion of Premises. Commencing on August 1, 2010, (the “Expansion Date”), Tenant shall surrender the Premises described as Suite 19A, containing approximately 1,095 Rentable Square Feet in the condition required for surrender under Section 20 of the Lease and the Premises shall be expanded to include Suite 21 of the Building (The “Expansion Premises”), which contains approximately 2,440 Rentable Square Feet. As of August 1, 2010, Tenant’s leased Premises shall consist of Suites 20 & 21, approximately 4,940 Rentable Square Feet. Attached hereto as Exhibit “A” is a depiction of the Premises, as so contracted by this Amendment, which Exhibit “A” shall be substituted for the Exhibit “A” attached to the Lease.

2. Extension of Term. The Lease Term is hereby extended to, and the revised Expiration Date under Section 1.4 of the Lease shall be, July 31, 2015.

3. Minimum Monthly Rent (Section 1.5): Minimum Monthly Rent shall be as follows:

08/01/2010 — 07/31/2011:	$8,151.00 per month
08/01/2011 — 07/31/2012:	$8,398.00 per month
08/01/2012 — 07/31/2013:	$8,645.00 per month
08/01/2013 — 07/31/2014:	$8,892.00 per month
08/01/2014 — 07/31/2015:	$9,139.00 per month

Mabvax Therapeutics, Inc.

First Amendment to Standard Industrial Net Lease

4. Adjustments to the Security Deposit, Tenant’s Percentage of Operating Costs, and Tenant’s Parking Spaces.

(a) Landlord currently holds a Security Deposit of $8,268.50. Upon execution of this Amendment, Tenant shall increase its Security Deposit with Landlord by $870.50 to $9,139.00.

(b) As of August 1, 2010, Tenant’s Percentage of Operating Costs (Section 1.7) shall be 6.16%.

(c) As of August 1, 2010, Tenant’s Parking Spaces (Section 1.10) shall be increased to fifteen (15) spaces.

5. Tenant Improvements. Landlord hereby agrees to construct the following Tenant Improvements, as illustrated in Exhibit “D.” All improvements shall be completed at Landlord’s sole cost and expense.

(a) Add/remove walls in office areas per the mutually acceptable plan,

(b) Apply reflective film to glass exterior entry door to Suite 21,

(c) Replace carpet in Suite 21 to match Suite 20,

(d) Patch, repair, and paint walls throughout the office areas,

(e) Replace flooring and fixtures in Suite 21 restrooms as necessary and provide two new insta-hot water heaters,

(f) Repair ceiling grid, tiles, and light fixtures as necessary,

(g) Remove and relocate data cabling in Suite 21 as necessary,

(h) Relocate security alarm devices and motion sensors in Suite 21 as necessary,

(i) Cut 6’ 0” x 7’ 0” opening between Suite 20 and Suite 21 lab area,

(j) Demo casework, sink, plumbing, and electrical in Suite 21 lab and add a new wall to create a storage area and meeting room, including relocation of existing door with cypher lock, and installing new carpet to storage area and meeting room,

(k) Provide new ceiling grid to conceal exposed ductwork and data cabling,

(l) Install new sink in Suite 21 lab with plumbing connections to Suite 20,

(m) Install an insta-hot water heater for Suite 20 lab sink,

(n) Complete flooring and ceiling repairs as necessary and patch, repair, and repaint walls throughout Suite 21 lab and warehouse areas,

(o) Relocate lab bench from Suite 20 to Suite 21 where opening between suites will be created.

(p) Provide final clean upon completion of all improvements listed above.

Mabvax Therapeutics, Inc.

First Amendment to Standard Industrial Net Lease

Any additional improvements or changes to the above improvements shall be completed only upon Landlord’s approval and solely at Tenant’s cost and expense. Upon completion of Tenant Improvements, a new Exhibit “D” will be incorporated into the lease to reflect the changes made to the Premises. Tenant shall accept the remainder of the Premises in its current state and condition.

6. Early Termination Right. Provided that at the time Tenant exercises any right under this section no uncured Event of Default exists, nor any condition exists that with the passage of time or the giving of notice or both would constitute an Event of Default under the Lease, Tenant shall have the right to terminate this Lease prior to its scheduled expiration by giving Landlord at least six months’ prior written notice of such termination (which notice must be given, for example, no later than January 31, 2013 in order to effect a termination on July 31, 2013). If Tenant exercises its right under this Section to terminate the Lease early, Tenant shall pay to Landlord an Early Termination Penalty, which Tenant must submit to Landlord at the time such notice is given, pursuant to following schedule:

(a) Tenant may exercise its right under this Section to terminate the Lease effective August 31, 2013 by providing Landlord with an Early Termination Penalty of $17,784.00,

(b) Tenant may exercise its right under this Section to terminate the Lease effective February 28, 2014 by providing Landlord with an Early Termination Penalty of $13,338.00,

(c) Tenant may exercise its right under this Section to terminate the Lease effective August 31, 2014 by providing Landlord with an Early Termination Penalty of $9,139.00,

(d) Tenant may exercise its right under this Section to terminate the Lease effective February 28, 2015 by providing Landlord with an Early Termination Penalty of $4,569.50,

(e) If Tenant relocates into another property where Collins Development Company is general partner, then Landlord shall waive the Early Termination Penalty.

7. Right of First Offer on Adjacent Space. Provided that, at the time Tenant is entitled to any benefit under this Section, there exists no Event of Default on the part of Tenant under this Lease nor any condition that with the giving of notice or the passage of time or both would constitute an Event of Default on the part of Tenant under this Lease, Landlord agrees that it will offer to lease the space known as Suite 19 of the Building (the “Additional Space”) to Tenant prior to offering the Additional Space to any other entity. Tenant shall have five (5) business days after receipt of such offer to accept or reject the same. Tenant’s failure to accept Landlord’s offer in writing unconditionally and without change within such 5-day period shall constitute a rejection of such offer, and Landlord shall be free to lease the Additional Space to any third party entity on terms and conditions acceptable to Landlord, for a period of ninety (90) days from the date of such offer. The rental rate and term of occupancy applicable to the Additional Space shall be as determined by Landlord in its sole discretion.

8. Brokerage Commissions. Tenant warrants that, except for Phase 3 Properties, it has had no dealings with any real estate broker or agent in connection with the negotiation of this transaction who is entitled to a commission. Tenant agrees to indemnify, protect, hold harmless and defend Landlord from and against any obligation or liability to pay any commission or compensation to any other party arising from the act or agreement of Tenant.

9. No Other Change. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

Mabvax Therapeutics, Inc.

First Amendment to Standard Industrial Net Lease

IN WITNESS WHEREOF, this First Amendment to Standard Industrial Net Lease is executed as of the date first above written.

LANDLORD:

Sorrento Square, a California limited partnership

By:	CDC Financial Investors GP I, LLC, a Delaware limited liability company

	By:	CDC Financial Investors, LLC,
a Delaware limited liability company, its Manager

	By:	Collins Development Company, Inc.,
a California S corporation, its Manager

By:

Its:

By:

Its:

TENANT:

MABVAX THERAPEUTICS, INC., a Delaware corporation

By:

Its:

EXHIBIT “A”

TENANT IMPROVEMENTS

(Mabvax Therapeutics, Inc. —11588 Sorrento Valley Road)

EXHIBIT “D”

TENANT IMPROVEMENTS

(Mabvax Therapeutics, Inc. – 11588 Sorrento Valley Road)